Exhibit 99.Section 19(a)

EXHIBIT 3: SECTION 19(a) NOTICE TO FUND’S SHAREHOLDERS

TEKLA LIFE SCIENCES INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: December 31, 2015

Distribution Amount Per Common Share: $0.47

The following table sets forth the estimated amounts of the current distribution, paid December 31, 2015, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, and return of capital or other capital source. All amounts are expressed per common share.

				Percentage
		Percentage		Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current	of Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date(1)	Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0000	0%
Net Realized LT Cap Gains	$0.4700	100%	$0.4700	100%
Return of Capital or Other Capital Source	$0.0000	0%	$0.0000	0%
TOTAL (per common share):	$0.4700	100%	$0.4700	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from October 31, 2010 through October 31, 2015	26.57%
Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2015	7.58%
Cumulative total return at NAV for the fiscal year, through October 31, 2015(2)	5.53%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of October 31, 2015(1)	1.89%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The composition of this and subsequent distribution may vary from quarter to quarter because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $161,286,768, of which $185,573,253 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1)The Fund’s current fiscal year began on October 1, 2015.

(2)Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2015 through October 31, 2015.

Tekla Life Sciences Investors

CUSIP: 87911K100

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

TEKLA LIFE SCIENCES INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: January 08, 2016

Distribution Amount Per Common Share: $0.71

The following table sets forth the estimated amounts of the current distribution, paid January 08, 2016, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, and return of capital or other capital source. All amounts are expressed per common share.

				Percentage
		Percentage		Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current	of Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date(1)	Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0000	0%
Net Realized LT Cap Gains	$0.7100	100%	$1.1800	100%
Return of Capital or Other Capital Source	$0.0000	0%	$0.0000	0%
TOTAL (per common share):	$0.7100	100%	$1.1800	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from November 30, 2010 through November 30, 2015	26.99%
Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2015(3)	2.85%
Cumulative total return at NAV for the fiscal year, through November 30, 2015(2)	7.96%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of November 30, 2015(1)	4.74%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The composition of this and subsequent distribution may vary from quarter to quarter because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $161,693,847, of which $177,021,885 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1)The Fund’s current fiscal year began on October 1, 2015.

(2)Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2015 through November 30, 2015.

(3)This distribution represents a one time payment to satisfy annual tax distribution requirements and therefore has been annualized for one period.

Tekla Life Sciences Investors

CUSIP: 87911K100

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

TEKLA LIFE SCIENCES INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: March 31, 2016

Distribution Amount Per Common Share:  $0.48

The following table sets forth the estimated amounts of the current distribution, paid March 31, 2016, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, and return of capital or other capital source. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date(1)	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0000	0%
Net Realized LT Cap Gains	$0.4800	100%	$1.6600	100%
Return of Capital or Other Capital Source	$0.0000	0%	$0.0000	0%
TOTAL (per common share):	$0.4800	100%	$1.6600	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from February 28, 2011 through February 29, 2016	18.04%
Annualized current distribution rate expressed as a percentage of NAV as of February 29, 2016	10.73%
Cumulative total return at NAV for the fiscal year, through February 29, 2016(2)	-17.88%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of February 29, 2016(1)	9.28%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The composition of this and subsequent distribution may vary from quarter to quarter because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized losses on sale of securities is $47,016,639, of which $58,309,867 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1)The Fund’s current fiscal year began on October 1, 2015.

(2)Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2015 through February 29, 2016.

Tekla Life Sciences Investors

CUSIP: 87911K100

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577